ASSUMPTION AGREEMENT

This Assumption Agreement ("Agreement") is entered into by and between Medical Innovation Holdings, Inc. ("MIHI") and Daniel Medina, Harbor Guard Boats, Inc., and Rao Mankal ("Second Parties"). The MIHI and Second Parties are collectively referred to herein as the "Parties."

FACTUAL BACKGROUND/RECITALS

A. On or about November 8, 2018, MIHI executed a certain Share Purchase Agreement with Second Parties providing for certain assumptions of debts and indemnity.

B. MIHI has agreed to arrange the payment of and settlement of a certain debt/ Judgment to WGCH, LLC and indemnify Second parties from liability thereunder.

C. This Agreement supplements the Settlement Agreement of even date herewith as to the claims and potential claims between the Parties relating to WGCH, LLC judgment debt arising from or relating to the Share Purchase Agreement, with the terms set forth below.

AGREEMENT

1. Consideration. In order to induce second Parties to accept a Settlement Agreement, MIHI has agreed to indemnify second Parties for 100% of the outstanding judgment of WGCH against Second Parties, including legal fees and costs, and Second Parties, as consideration, have been induced to agree and have agreed to enter into a concurrent Settlement Agreement.

2. Time is of the Essence. Time is of the essence under this Agreement.

3. Parties to Bear Their Own Fees and Costs. Except as otherwise set forth herein, the Parties shall each be responsible for and pay all of their own fees and costs, including but not limited to all attorneys' fees.

4. Denial of Wrongdoing or Liability. This Agreement is entered into solely for purpose of effectuating a compromise, settlement, and release. Accordingly, except as set forth herein, each party acknowledges that the others have admitted no fault, wrongdoing, liability, or obligation. In fact, each party expressly denies such fault, wrongdoing, liability, or obligation.

5. Mutual Release. Subject to the performance of the deliveries required hereby, the Parties hereby mutually release, discharge, and hold harmless one another (as well as their respective officers, directors, shareholders, managers, members, partners, owners, principals, affiliates, divisions, subsidiaries, parents, contractors, attorneys, predecessors, successors, assigns, insurers, associates, agents, representatives, employers, and employees) from all actions, claims, damages, and liabilities (of any kind or nature, without regard to amount, known or unknown, accrued or unaccrued) arising from or relating to the Agreement. However, the releases given herein shall not extend to or be for the benefit of nonaffiliated third parties, none of whom shall have any rights hereunder, including but not limited to rights as a third party beneficiary.

6. No Release for Breach of This Agreement. Nothing contained herein shall release any party hereto from any claims arising from or relating to a breach of this Agreement.

7. Releases Valid Even if Additional or Different Facts. The Parties acknowledge they may discover facts which are additional to or different from those which they now know or believe to be true regarding the subject matter of this Agreement. Nonetheless, except as otherwise provided herein, it is the Parties' intent to fully and finally compromise and settle all claims which exist between them arising from or relating to the Agreement. To effectuate that intention, the releases given herein shall remain full and complete releases, notwithstanding discovery of any additional or different facts by any party.

8. Further Assurances. The Parties agree to execute and deliver such documents and to perform such other acts, promptly upon request, as any other party hereto requests and which are, in the requesting party's reasonable judgment, necessary or appropriate to effectuate the purposes of this Agreement.

9. Consideration. This Agreement is supported by good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

10. Headings. The headings contained in this Agreement are for convenience and reference purposes only, and shall not in any way be construed as effecting the meaning or interpretation of the text of this Agreement.

11. Opportunity to Consult with Legal Counsel. The Parties acknowledge they have had a full and fair opportunity to consult with legal counsel of their own choosing throughout all negotiations which preceded the execution of this Agreement, and in connection with their execution of this Agreement.

12. Entire Integrated Agreement. This Agreement is fully integrated, containing the entire agreement and understanding between the Parties (regarding the subject matter hereof), superceding and replacing all prior negotiations and proposed agreements, written or oral.

13. No Representations. The Parties acknowledge that no party, nor agent, nor attorney of any party has made any promise or representation whatsoever, express or implied, concerning the subject matter of this Agreement (or to induce the execution of this Agreement) which is not expressly set forth herein. It is further acknowledged that no party to this Agreement has relied upon any representation made by any other party regarding any aspect of the other's claims, including but not limited to the nature, extent, or duration of any damages suffered, or the legal liability therefor.

14. Modified Only in Writing. This Agreement may only be modified by express written agreement of the Parties.

15. Severability. Every provision of this Agreement is intended to be severable. Accordingly, should any provision be declared illegal, invalid, or otherwise unenforceable by a court of competent jurisdiction, such illegality, invalidity, or unenforceability shall not effect the remaining provisions, which shall remain fully valid, binding, and enforceable.

16. No Drafting Party. No party shall be deemed the "drafting party" of this Agreement. Consequently, this Agreement shall be construed as a whole, according to its fair meaning and intent, and not strictly for or against any party hereto.

17. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

18. Binding Agreement/Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties, as well as their respective successors, representatives, and assigns.

19. Authority/Capacity/Entities. Each person signing this Agreement represents and warrants that he or she has complete authority and legal capacity to enter into this Agreement on behalf of the entity for which he or she is signing, and agrees to defend, indemnify, and hold harmless all other parties if that authority or capacity is challenged.

20. Knowing and Voluntary Agreement. The Parties represent they have read this Agreement, understand it, voluntarily agree to its terms, and sign it freely.

21. Counterparts/Fax Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Facsimile or electronically transmitted signatures shall be deemed effective as originals.

22. Limitation on Actions. The indemnities in this agreement shall terminate as of three hundred sixty five (365) days after the date hereof, except as to matters which are then pending, such as the completion of payments and/or settlements to the judgment creditor, WGCH, or its assigns.

IN WITNESS WHEREOF, the undersigned execute this Indemnity Agreement , thereby agreeing to abide by the terms hereof.

Medical Innovation Holdings, Inc.

By: ________________________ Dated this 8th day of November, 2018
Its: Arturo "Jake" Sanchez/ CEO

Second Parties

By: ________________________ Dated this 8th day of November, 2018

Madhava Rao Mankal /CFO
Harbor Guard Boats, Inc.

By: ________________________ Dated this 8th day of November, 2018
Madhava Rao Mankal

By: ________________________ Dated this 8th day of November, 2018
Daniel Medina